Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-8 of Vinci Partners Investments Ltd. of our report dated March 5, 2021 relating to the financial statements of Vinci Partners Investments Ltd., which appears in the Form 20-F for the year ended December 31, 2020 of Vinci Partners Investments Ltd.

/s/ PricewaterhouseCoopers Auditores Independentes Ltda.

Rio de Janeiro, Brazil

April 4, 2022